EXHIBIT 10.03

Amendment No. 2 to that certain Secured Note dated as of July 29, 2004 in the principal sum of $750,000, as amended by Amendment 1, dated March 27, 2008 (“Note”).

For good and valuable consideration, the parties to the Note amend the Note (i) to extend the Maturity Date from January 1, 2009 to January 1, 2010 and (ii) to increase the accrued interest rate by 2% so that the Note accrues interest from and after January 1, 2009 at the prime rate of Citibank in effect from time to time plus 2%.

Except as set forth above, the Note is hereby ratified and confirmed in all respects.

Dated: February 12, 2009

Colonial Commercial Corp.

By:	/s/ William Pagano
Name:	William Pagano, Chief Executive Officer

Subsidiaries that are “Grantors of a Security Interest” under the Note:

Universal Supply Group, Inc.

By:	/s/ William Pagano
Name:	William Pagano, President

The RAL Supply Group, Inc.

By:	/s/ William Pagano
Name:	William Pagano, Executive Vice President

Confirmed:

Goldman Associates of New York, Inc.

By:	/s/ Michael Goldman
Name:	Michael Goldman, President